EXHIBIT 99(b)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   FAMILY BANK
                      1000 EAST HALLANDALE BEACH BOULEVARD
                            HALLANDALE, FLORIDA 33009

The undersigned hereby appoints Carol R. Owen and Lynn W. Fromberg, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of Family Bank ("Family") held of record by the undersigned on May 15, 1997, at the Special Meeting of Shareholders to be held on June 26, 1997 and at any adjournment or postponement thereof.

1. Approval of the Agreement and Plan of Merger, dated as of January 7, 1997 (the "Merger Agreement"), by and among the Republic Security Financial Corporation ("RSFC"), Republic Security Bank (the "Bank") and Family, providing for the merger of Family with and into the Bank, a wholly owned subsidiary of RSFC.

      [ ]   FOR

      [ ]   AGAINST

      [ ]   ABSTAIN

2. Approval of the Plan of Merger and Merger Agreement, dated as of January 7, 1997 (the "Plan of Merger") by and between Family and the Bank, which is the instrument to be filed with the Florida Department of Banking and Finance to effect the Merger.

      [ ]   FOR

      [ ]   AGAINST the Plan of Merger, not exercising dissenters' rights.

      [ ]   AGAINST the Plan of Merger, exercising dissenters' rights.

      [ ]   ABSTAIN

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

PLEASE NOTE: THE MERGER WILL BE COMPLETED ONLY IF BOTH PROPOSALS 1 AND 2 ARE APPROVED BY THE SHAREHOLDERS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 and "FOR" PROPOSAL 2.

Dated: _________________

                               Signature               ------------------------

                                                       ------------------------
                               Signature if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.